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                                                                    Exhibit 10.8


                                 PROMISSORY NOTE

$5,128,500.00                                                  Las Vegas, Nevada
                                                               February 28, 2001


                  FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Elektryon, a Nevada corporation (the "Company"), or to the order of any subsequent holder of this Note (the Company or any such subsequent holder is referred to herein as the "Holder"), at 6565 Spencer Street, Suite 206, Las Vegas, Nevada, or such other place as may be designated by the Holder, on February 28, 2006, the principal sum of FIVE MILLION ONE HUNDRED TWENTY-EIGHT THOUSAND FIVE HUNDRED DOLLARS ($5,128,500.00) in lawful money of the United States, subject to the mandatory prepayment provisions of this Note and to acceleration in whole or in part as provided in this Note, together with interest as specified herein from the date of this Note.

                  The outstanding principal amount of this Note shall bear interest from the date hereof until the principal amount of this Note shall become due and payable (whether by passage of time, acceleration or otherwise) at the annual rate of 6%, and interest shall be payable in cash when the principal amount of this Note shall become due and payable (whether by passage of time, acceleration or otherwise) and as otherwise provided in this Note. If at any time until payment in full of all obligations due hereunder, the interest rate provided in this Note exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable to this Note, then in such event and so long as such rate would be so exceeded, the rate of interest payable hereunder shall be equal to such maximum legal rate. Upon the occurrence of an Event of Default (as defined below) and the acceleration of the outstanding principal amount under this Note, all accrued and unpaid interest thereon shall become immediately due and payable in immediately available funds, and all interest accruing until such Event of Default is cured or all amounts due hereunder shall be paid, shall be payable in immediately available funds. Commencing upon the occurrence of an Event of Default, the undersigned shall pay interest on overdue principal and overdue interest at a default rate per annum equal to the greater of (x) the rate per annum announced publicly by The Chase Manhattan Bank in New York, New York (or any successor thereof) as The Chase Manhattan Bank's (or such successor's) base or "prime" rate in effect at the time of such Event of Default, plus 500 basis points, and (y) 10% per annum. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  The undersigned shall have the right at any time and from time to time after August 28, 2001 to prepay (without premium or penalty) all or any portion of the outstanding principal balance due under this Note (together with accrued interest on the principal amount so prepaid). Any partial prepayments shall be applied first to accrued and unpaid interest and then to principal.

                  If the undersigned elects or is required to sell, transfer, dispose or surrender, or shall sell, transfer, dispose or surrender, from time to time, any or all Pledged Securities (as defined in the Pledge Agreement of even date herewith (the "Pledge Agreement") among the undersigned and the Company) the undersigned shall, as a condition to and contemporaneous with the consummation of any such sale, transfer, disposition or surrender, apply all of the proceeds of such sale, transfer, disposition or surrender (net only of commissions and other transaction expenses not exceeding in
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the aggregate 10% of the gross proceeds of such sale, transfer, disposition or surrender (without duplication of the commissions and other transaction expenses referred to in Section 5(a) of the Separation Agreement)) to prepay all accrued and unpaid interest on this Note and the then outstanding principal amount of this Note, in that order; provided that if the undersigned shall receive in any such sale, transfer, disposition or surrender any securities, evidences of indebtedness or other property (other than cash), the same shall be promptly delivered to the Company and held as Collateral (as defined in the Pledge Agreement) under the Pledge Agreement and the same shall not be applied to prepay this Note (unless done so in accordance with the Pledge Agreement), and no commissions or other transaction expenses shall be deducted by the undersigned or any other person or entity from the gross proceeds of such sale, transfer, disposition or surrender. Any prepayment made by the undersigned pursuant to this paragraph shall be without penalty or premium. Nothing herein is intended as a consent to any such sale, transfer, disposition or surrender, which in each case may only be made in accordance with the Pledge Agreement, the Separation Agreement (as defined in the Pledge Agreement), the Release, dated as of the date hereof, among the Company, the undersigned and the other party identified therein, and the Voting Agreement (as defined in the Pledge Agreement) (all such agreements are referred to herein as the "Concurrent Agreements"). This Note is issued pursuant to the Separation Agreement.

                  The occurrence of any one or more of the following events shall constitute an event of default (each an "Event of Default"): (1) the nonpayment when the same becomes due, whether pursuant to the mandatory prepayment provisions of this Note, by acceleration or otherwise, of principal of, or interest on, this Note; (2) the default or breach in any material respect by the undersigned in the payment or performance of any obligation, covenant, agreement, term or condition of any of the Concurrent Agreements which is not remedied within 30 days following notice by the Company (or any subsequent Holder) to the undersigned specifying any such default or breach; (3) the filing by or against the undersigned of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; (4) the making of any general assignment by the undersigned for the benefit of creditors; (5) the appointment of a receiver or trustee for the undersigned or for any assets of the undersigned, including, without limitation, the appointment of, or taking possession by, a "custodian" (as defined in the United States Bankruptcy Code);
(6) the nonpayment by the undersigned when due, whether by acceleration, demand or otherwise (within any applicable period of grace in any instrument evidencing any such indebtedness), of any indebtedness for borrowed money owing to any party other than the Company (or any subsequent Holder), or the occurrence of any event which could result in acceleration of the time for payment of any such indebtedness; provided the outstanding amount of such indebtedness exceeds $250,000 in the aggregate,and such nonpayment continues for a period of 60 days from the first day (after the expiration of any applicable period of grace) on which such indebtedness became due and payable; (7) if any statement, representation or warranty made by or on behalf of the undersigned to the Company in any of the Concurrent Agreements shall not be true and correct in any material respect at the time when made; or (8) the death or legal incapacity of the undersigned. Upon the occurrence of an Event of Default, the Company or any other Holder may declare by notice to the undersigned all of the Obligations (as defined below) under this Note to be immediately due


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and payable without any other election or action on the part of the Company or any other Holder, without any presentment or demand, or further notice of any kind, all of which are hereby expressly waived by the undersigned. Notwithstanding anything to the contrary contained herein, if an Event of Default described in the foregoing clauses (3), (4), (5) or (8) shall occur, all amounts outstanding under this Note shall become immediately due and payable without any declaration, notice or other act on the part of the Holder or any other party. When an Event of Default described in the foregoing clauses (3),
(4), (5) or (6) shall occur, the undersigned hereby agrees to give written notice within seven Business Days of such Event of Default to the Holder.

                  No failure by the Holder to exercise, and no delay in exercising, any right or remedy hereunder or under any other agreement or instrument shall operate as a waiver thereof, nor shall any single or partial exercise by such Holder of any right or remedy hereunder or under any other agreement or instrument preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Holder as herein specified are cumulative and not exclusive of any other rights or remedies which such Holder may otherwise have, including, without limitation, any rights or remedies under any Concurrent Agreement, including the Pledge Agreement. In addition to any rights and remedies afforded to the Holder under this Note and any Concurrent Agreement, the Holder shall, upon the occurrence of an Event of Default, be entitled to exercise any and all rights and remedies available to it under applicable law.

                  No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by the undersigned and the Holder hereof.

                  The undersigned hereby waives diligence, demand, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF). In addition, the undersigned (a) consents to submit himself to the non-exclusive personal jurisdiction of any federal court located in the State of Nevada or any Nevada state court in the event any dispute arises out of this Note or any of the transactions contemplated by this Note, and (b) agrees that he will not attempt to deny or defeat such non-exclusive personal jurisdiction by motion or other request for leave from any such court.

                  The undersigned agrees to pay all costs and expenses incurred by the Holder in enforcing this Note, including, without limitation, reasonable attorneys' fees, to the extent permitted by law (which obligation shall be secured by the Pledge Agreement).

                  Payment of this Note (including the principal amount hereof, interest hereon and costs and expenses arising hereunder (collectively, the "Obligations")) is secured by Collateral (as defined in the Pledge Agreement) granted by the undersigned to the Company pursuant to the Pledge


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Agreement and such other documents as may have been or may hereafter be executed in favor of the Company by the undersigned.

                  The Obligations of the undersigned under this Note are non-recourse to him personally other than with respect to the Collateral (against which recourse may be had) and the Holder agrees to look only to the Collateral pledged under the Pledge Agreement for recovery and/or satisfaction of the Obligations; provided, that nothing contained in this sentence shall be construed, interpreted or deemed in any fashion to release or impair the Obligations under this Note or the Lien (as defined in the Pledge Agreement) upon the Collateral created by the Pledge Agreement or to preclude the application of the Collateral to the payment or satisfaction of the Obligations.

                  The Company (or any other Holder) shall have the right to withhold and set-off against any amount due hereunder any amount payable by the Company (or such Holder) to the undersigned.

                  If any provision of this Note is held to be invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held to be invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held to be invalid or unenforceable.

                  This Note shall be binding upon the undersigned and his successors and assigns (however, the undersigned may not assign or delegate his obligations hereunder without the consent of the Holder) and shall inure to the benefit of the Holder and its successors and assigns (and each reference to the Holder or the Company shall be deemed to include their respective successors and assigns). This Note may be assigned or transferred by the Company or any other Holder without the consent of the undersigned.

                                        /s/ Gene E. Stinson
                                        ---------------------------------
                                        Gene E. Stinson